SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 12, 2003

AMERIPATH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22313	65-0642485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7829 Garden Road, Suite 200, Riviera Beach, Florida	33404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 845-1850

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits

(c)    Exhibits.

The following are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated May 12, 2003

Item 9. Regulation FD Disclosure.

The following information is furnished pursuant to Item 9, Regulation FD Disclosure and Item 12, Disclosure of Results of Operations and Financial Condition.

On May 12, 2003, AmeriPath, Inc. (the “Company”) issued a press release reporting on its financial results for the quarter ended March 31, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The March 31, 2003 balance sheet included in the press release does not reflect the recording of a non-cash equity contribution by Welsh, Carson, Anderson & Stowe IX, L.P. (the Company’s majority shareholder) to AmeriPath of $23.4 million. The effect of this adjustment was an increase to goodwill and a corresponding increase to stockholders’ equity. The following balance sheet included in the Company’s Form 10-Q for the quarter ended March 31, 2003, which was filed with the Securities and Exchange Commission on May 15, 2003, accurately reflects this adjustment. The effect of this adjustment had no impact on the Company’s results of operations or operating cash flows.

AMERIPATH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,578	$964
Restricted cash	8,468	8,453
Accounts receivable, net	95,497	90,886
Inventories	1,780	1,823
Prepaid income taxes	7,596	7,596
Deferred tax asset, net	9,148	9,149
Other current assets	3,917	5,237

Total current assets	134,984	124,108

PROPERTY AND EQUIPMENT, NET	26,995	26,126

OTHER ASSETS:
Goodwill, net	510,933	277,337
Identifiable intangibles, net	272,112	275,219
Other	25,826	5,670

Total other assets	808,871	558,226

Total Assets	$970,850	$708,460

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$53,904	$54,399
Current portion of long-term debt	538	433
Other current liabilities	12,953	5,491

Total current liabilities	67,395	60,323

LONG-TERM LIABILITIES:
Credit facility	—	113,190
Term loan facility	225,000	—
Senior subordinated notes	275,000	—
Long-term debt	2,475	2,494
Capital lease obligations, less current portion	363	136
Other liabilities	1,547	1,547
Deferred tax liability	79,403	79,444

Total long-term liabilities	583,788	196,811

COMMITMENTS AND CONTINGENCIES (Note 9)

STOCKHOLDERS’ EQUITY:
Common stock	—	307
Additional paid-in capital	319,667	321,658
Retained earnings	—	129,361

Total stockholders’ equity	319,667	451,326

Total Liabilities and Stockholders’ Equity	$970,850	$708,460

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIPATH, INC.

Date: May 16, 2003	By:	/s/ GREGORY A. MARSH
	Name:	Gregory A. Marsh
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 12, 2003.